DRYDEN CALIFORNIA MUNICIPAL FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


October 30, 2007


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Dryden California Municipal Fund
		File No. 811-4024


Ladies and Gentlemen:

		Please find enclosed the Annual Report on Form N-SAR for the Fund for the fiscal year ended August 31, 2007. This Form was filed electronically using the EDGAR System.

   Very truly yours,



		                                                    /s/ Jonathan D. Shain
		                                                         Jonathan D. Shain
		                                                       Assistant Secretary





       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of October 2007.


DRYDEN CALIFORNIA MUNICIPAL FUND



Witness  /s/ Louanna Lanier                      By:  /s/ Jonathan D. Shain
	Louanna Lanier                                 Jonathan D. Shain
	                                                    Assistant Secretary









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